Exhibit 10.32
INVERNESS MEDICAL INNOVATIONS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-U.S. EXECUTIVES

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-U.S.EMPLOYEES
UNDER THE
INVERNESS MEDICAL INNOVATIONS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

Number of Option Shares:

Option Exercise Price Per Share:

Grant Date:

Expiration Date:

     Pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Inverness Medical Innovations, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase, on or prior to the Expiration Date specified above, all or part of the number of Option Shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein, including any country-specific terms and conditions set forth in any appendix hereto (the “Appendix”) (collectively, the “Agreement”), and in the Plan.
     1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall become exercisable with respect to the following number of Option Shares on the dates indicated, so long as the Optionee remains in employment with the Company or a Subsidiary (as defined in the Plan) on the Exercisability Date:

	Number of	Total Number of
Exercisability	Option Shares First	Option Shares
Date	Becoming Exercisable	Exercisable
	(25%)	(25%)
	(25%)	(50%)
	(25%)	(75%)
	(25%)	(100%)

     Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions of this Agreement and the Plan.
     2. Manner of Exercise
          (a) The Optionee may exercise this Stock Option only in the following manners: from time to time, on or prior to the Expiration Date of this Stock Option, the Optionee may give notice of his or her election to purchase some or all of the Option Shares purchasable by means of (i) a written notice to the Administrator or (ii) an electronic notice to the Administrator or other authorized representative of the Company (including a third-party administrator or broker designated by the Company). Whether written or electronic, such notice shall specify the number of Option Shares to be purchased and shall be in a form approved by the Administrator.
     Payment of the Option Exercise Price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Exercise Price, provided that in the event the Optionee chooses to pay the Option Exercise Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iii) a combination of (i) and (ii) above. Payment instruments will be received subject to collection.
     The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.
          (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance, to the satisfaction of the Administrator, with all requirements under applicable laws or regulations in connection with such issuance and with the requirements of this Agreement and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms of this Agreement, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
          (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 10 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
          (d) Notwithstanding any other provision of this Agreement or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
     3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary is terminated, no additional Option Shares shall become exercisable following the date of termination (as further described in Section 8(l) below) and the period within which to exercise the exercisable portion of the Stock Option (as further described in Section 8(l) below) may be subject to earlier termination as set forth below.
          (a) Termination Due to Death. If the Optionee’s employment terminates by reason of death, any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve months from the date of death or until the Expiration Date, if earlier.
          (b) Termination Due to Disability. If the Optionee’s employment terminates by reason of disability (as determined by the Administrator), any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the twelve-month period provided in this Section 3(b) shall extend such period for another twelve months from the date of death or until the Expiration Date, if earlier.
          (c) Termination for Cause. If the Optionee’s employment terminates for Cause, any Stock Option held by the Optionee shall terminate immediately and be of no further force and effect. For purposes of this Agreement, “Cause” shall mean: (i) any material breach by the Optionee of any agreement between the Optionee and the Company or a Subsidiary; (ii) the conviction of or a plea of nolo contendere by the Optionee to a felony (or similar crime under applicable local law) or a crime involving moral turpitude (or similar crime under applicable local law); or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company or a Subsidiary. If it is discovered that an Optionee’s employment could have been terminated for Cause but such information was not known by the Company, the date of termination of employment shall be deemed to be the date on which the act constituting Cause took place. In the event that an Optionee has exercised a Stock Option after he or she has committed an act constituting Cause, the Administrator may take action to recover the Option Shares and any gains made by the Optionee in respect of such Option Shares.
          (d) Other Termination. If the Optionee’s employment terminates for any reason other than death, disability or Cause, and unless otherwise determined by the Administrator, any Stock Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier; provided that if the Optionee’s employment terminates by reason of voluntary retirement (as determined by the Administrator) after the age of 58 then Stock Options exercisable on the date of termination may be exercised for a period of twelve months from the date of termination or until the Expiration Date, if earlier. Any Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.
     The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee. Notwithstanding the foregoing, to the extent that any portion of this Stock Option exceeds the $100,000 limitation described in Section 422(d) of the Internal Revenue Code of 1986, as amended (the “Code”), such portion shall be deemed a non-qualified Stock Option and may be transferred, upon approval of the Administrator following submission of a petition for such transfer from the Optionee to the Administrator and the written agreement of the proposed transferee to be bound by the terms of the Plan and this Agreement, to the Optionee’s spouse, children (natural or adopted) or stepchildren, a trust for the sole benefit of one or more such family members of which the Optionee is the settlor, or a family limited partnership or family limited liability company of which the limited partners or members, as the case may be, consist solely of one or more such family members.
     6. Tax Withholding.
          (a) Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax (including federal, state or local tax), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including, but not limited to, the grant, vesting or exercise of the Stock Option, the issuance of the shares of Stock subject to the Stock Option, the subsequent sale of shares of Stock thus issued and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.
          (b) The Optionee shall, not later than the date of the taxable event under applicable law, pay to the Company or make arrangements satisfactory to the Administrator to satisfy any Tax-Related Items on account of such taxable event. The Optionee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with respect to all Tax-Related Items legally payable by the Optionee by one or a combination of the following means: (i) withholding from shares of Stock to be issued, provided that the Company only withholds the number of shares of Stock necessary to satisfy the minimum statutory withholding obligation, or such other amount as may be necessary to avoid adverse accounting treatment; (ii) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; (iii) arranging for the sale of shares of Stock issued upon exercise of the Stock Option (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization); or (iv) withholding from the proceeds of the sale of shares of Stock issued upon exercise of the Stock Option. If the obligation for Tax-Related Items is satisfied by withholding from shares of Stock to be issued, the Optionee is deemed to have been issued the full number of shares of Stock subject to the Stock Option, notwithstanding that a number of the shares of Stock are held back solely to satisfy the Tax-Related Items due as a result of any aspect of the Stock Option.
          (c) The Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan to the extent that such amount cannot be satisfied by the means set forth above in subsection (b). The Company may refuse to deliver the shares of Stock if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
     7. Miscellaneous.
          (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
          (b) This Stock Option and the Optionee’s participation in the Plan do not confer upon the Optionee any rights with respect to continuance of employment by the Employer, the Company or any Subsidiary, and shall not interfere with the ability of the Employer to terminate the Optionee’s employment relationship at any time.
          (c) This Stock Option is not intended to be an incentive stock option as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended.
     8. Nature of Stock Option. In accepting the Stock Option granted hereunder, the Optionee acknowledges that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;
          (b) the grant of the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
          (c) all decisions with respect to future grants of options, if any, will be at the sole discretion of the Company;
          (d) the Optionee’s participation in the Plan is voluntary;

          (e) the Stock Option and the shares of Stock subject to the Stock Option are an extraordinary item, which does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;
          (f) the Stock Option and the shares of Stock subject to the Stock Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          (g) in the event that the Optionee is not an employee of the Company, the grant of this Stock Option and the Optionee’s participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company; furthermore, the grant of a Stock Option shall not be interpreted to form an employment contract with any Subsidiary of the Company;
          (h) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;
          (i) if the underlying shares of Stock do not increase in value, the Stock Option will have no value;
          (j) if the Optionee exercises the Stock Option and obtains shares of Stock, the value of the shares of Stock issued upon exercise of the Stock Option may increase or decrease in value, even below the Option Exercise Price;
          (k) in consideration of the grant of the Stock Option, no claim or entitlement to compensation or damages shall arise from termination of the Stock Option or diminution in value of the Stock Option or shares of Stock subject to the Stock Option, resulting from termination of the Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement or otherwise accepting the Stock Option, the Optionee shall be deemed irrevocably to have waived any entitlement to pursue such claim;
          (l) in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to vest in the Stock Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment will not include a period of “garden leave” or similar period pursuant to local laws); furthermore, in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s rights to exercise the Stock Option after termination of employment, if any, will be measured by the date of termination of active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Stock Option;
          (m) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Stock; and
          (n) the Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
     9. Data Privacy.
          (a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, or any Subsidiary for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
          (b) The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any shares of Stock or directorships held in the Company, and the details of all Awards or any other entitlement to shares of Stock awarded, canceled, vested, unvested or outstanding in his or her favor, for the purpose of implementing, administering and managing the Plan (“Data”).
          (c) The Optionee understands that Data may be transferred to E*Trade Financial Services, Inc. or any other third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Employer, the Company, Subsidiaries, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Optionee’s participation in the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to any other broker, escrow agent or other third party with whom the shares of Stock received upon exercise of the Stock Option may be deposited. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to

Data or refuse or withdraw the consent contained in this Section 9, in any case without cost, by contacting in writing his or her local human resources representative. The Optionee understands that refusal or withdrawal of consent may affect his or ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
     10. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Option or future options granted under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     11. Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version shall control, unless otherwise prescribed by local law.
     12. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     13. Appendix.
          (a) Notwithstanding any provisions in this Agreement, the Stock Option shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for the Optionee’s country of residence, if any. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
          (b) In addition, the Company reserves the right to impose other requirements on the Stock Option and any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
     14. Governing Law and Venue.
          (a) The Stock Option granted hereunder and the provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles, as provided in Section 18 of the Plan.
          (b) For purposes of litigating any dispute that may arise from the Stock Option granted hereunder or this Agreement, the parties hereby submit and consent to the jurisdiction of the Commonwealth of Massachusetts, and agree that any such litigation shall be conducted only in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this Agreement is made and/or to be performed.
—Signature page follows—

For: INVERNESS MEDICAL INNOVATIONS, INC.
By:
Title: Treasurer

The foregoing Agreement, including the Appendix, is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Optionee’s Signature

Optionee’s name and address: